As filed with the Securities and Exchange Commission on December 20, 2016

Registration No. 333-197792

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEXAS INSTRUMENTS INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	75-0289970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12500 TI Boulevard

P.O. Box 655474

Dallas, Texas 75243

(Address of principal executive offices including zip code)

TI 401(k) Savings Plan

TI Contribution and 401(k) Savings Plan

(Full title of the plans)

Cynthia Hoff Trochu

Senior Vice President, Secretary and General Counsel

Texas Instruments Incorporated

12500 TI Boulevard

Dallas, Texas 75243

(Name and address of agent for service)

(214) 479-3773

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT – DEREGISTRATION OF UNSOLD SECURITIES

On August 1, 2014, Texas Instruments Incorporated (the “Company”) registered a total of 50,000,000 (17,000,000 and 33,000,000, respectively) shares (the “Shares”) of common stock, $1 par value per share, of the Company with the Securities and Exchange Commission on a Registration Statement on Form S-8 (Registration No. 333-197792) (the “Registration Statement”) in connection with the issuance of the Shares pursuant to the TI 401(k) Savings Plan and the TI Contribution and 401(k) Savings Plan (together, the “Plans”). The Registration Statement also covered an indeterminate amount of plan interests to be offered or sold to respective participants in each of the Plans. As of April 1, 2016, the Company is no longer issuing Shares under the Plans. This Post-Effective Amendment No. 1 to the Registration Statement is being filed in order to deregister all Shares and plan interests that were registered under the Registration Statement and remain unissued under the Plans.

PART II

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 19th day of December 2016.

TEXAS INSTRUMENTS INCORPORATED
(Registrant)

By:	/s/ KEVIN P. MARCH
Kevin P. March
Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or such persons who administer such Plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 19th day of December 2016.

TI 401(k) SAVINGS PLAN

By:	/s/ BEN CARTER
Ben Carter
Chair, Administration Committee

TI CONTRIBUTION AND 401(k) SAVINGS PLAN

By:	/s/ BEN CARTER
Ben Carter
Chair, Administration Committee

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